8400870142

FILED
MAR 27 1984 9 AM
[signature]
SECRETARY OF STATE

CERTIFICATE OF INCORPORATION

OF

PENNATE CORP.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the "corporation") is

PENNATE CORP.

SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Two Million (2,000,000). The par value of each of such shares is One Cent ($.01). All such shares are of one class and are shares of Common Stock.

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
R. G. Dickerson	229 South State Street, Dover, Delaware

SIXTH: The corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with

the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (b)(2) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent

and shall inure to the benefit of the heirs, executors and administrators of such a person.

TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

Signed on March 27, 1984.

R. G. Dickerson
Incorporator

8701550311

Certificate

for Renewal and Revival of Charter

FILED 9Am
JUN 4 1987

PENNATE CORP. , a corporation organized under the laws of Delaware, the certificate of incorporation of which was filed in the office of the Secretary of State on the 27 day of MARCH 19 84, and recorded in the office of the Recorder of Deeds for ______ County, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1. The name of this corporation is PENNATE CORP.

2. Its registered office in the State of Delaware is located at 229 South State Street, City of Dover Zip Code 19901 County of Kent the name and address of its registered agent is THE PRENTICE-HALL CORPORATION SYSTEM, INC.

3. The date when the restoration, renewal, and revival of the charter of this company is to commence is the 28th day of FEBRUARY 1986, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

4. This corporation was duly organized and carried on the business authorized by its carrier until the 1st day of MARCH A.D. 1986 at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, KUNO LAREN the last and acting President, and INGA LAMONACA, the last and acting Secretary of PENNATE CORP, have hereunto set their hands to this certificate this 28th day of MAY, 1987

Kuno Laren
Last and Acting President

ATTEST:

Inga Lamonaca
Last and Acting Secretary

DOCUMENT NO. 2045/81/09/87

State of Delaware

Office of Secretary of State

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RENEWAL OF PENNATE CORP. FILED IN THIS OFFICE ON THE FOURTH DAY OF JUNE, A.D. 1987, AT 9 O'CLOCK A.M.

! ! ! ! ! ! ! ! ! ! !

RECEIVED FOR RECORD

July 6 A.D. 19 87

Michael T Sense

RECORDER

$3.00 STATE DOCUMENT FEE PAID

DEPARTMENT OF STATE · OFFICE OF THE SECRETARY OF STATE · DELAWARE

Michael Harkins, Secretary of State

AUTHENTICATION: 11300150

DATE: 07/01/1987

871550311

DIVISION OF CORPORATIONS
FILED 09:00 AM 01/02/1996
960001286 - 2031528

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PENNATE CORP.

The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

FIRST: The name of the corporation is PENNATE CORP.

SECOND: The corporation hereby amends its certificate of incorporation as follows:

Paragraph FIRST of the Certificate of Incorporation, relating to the corporate title of the corporation, is hereby amended to read as follows:

"FIRST: the name of the corporation is: KALEX CORP."

THIRD: The amendment effected herein was authorized by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon at a meeting of shareholders pursuant to Sections 222 and 242 of the General Corporation Law of the State of Delaware on November 29, 1995.

IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true under the penalties of perjury, this 29th day of November 1995.

_______________, President

ATTEST:

_______________, Secretary

bkalex1

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/01/1999
991129471 - 2031528

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF KALEX CORP.

Kalex Corp., a corporation organized and existing under the laws of the state of Delaware (the "Company"), hereby certifies as follows:

FIRST: By unanimous written consent of the Board of Directors of the Company dated April 1, 1999, the Board of Directors duly adopted resolutions proposing and declaring advisable the following amendment to the Company's Certificate of Incorporation:

> That Article Fourth of the Company's Certificate of Incorporation be amended to read in its entirety as follows:
>
> "FOURTH: The Corporation shall have authority to issue 50,100,000 shares of capital stock, consisting of 50,000,000 shares of common stock, par value $.01 per share, and 100,000 shares of preferred stock, par value $1.00 per share. The board of directors of the Corporation may, by resolution or resolutions, designate and fix the powers, preferences and rights and the qualifications, limitations or restrictions of any number of series of preferred stock of the Corporation."

SECOND: By written consent of shareholders holding a majority of the Company's voting stock dated April 1, 1999, the stockholders of the Company have approved the aforesaid amendment.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed and attested by Kuno Laren, the Company's President, this 1st day of April, 1999.

KALEX CORP.

By: ______________________
Kuno Laren
President